Exhibit 99.1
CapsoVision Reports Second Quarter 2026 Financial Results
SARATOGA, Calif., August 13, 2026 - CapsoVision, Inc. (NASDAQ: CV), a commercial-stage medical technology company developing advanced imaging and AI-enabled capsule endoscopy solutions, today reported financial results and provided a business update for its second quarter ended June 30, 2026.
Recent Highlights
•Reported second quarter 2026 revenue was $3.6 million, up 10% year over year.
•CapsoCam Plus® used by over 176,000 patients as of June 30, 2026.
•Launched AI Highlights™, the AI-assisted reading feature for CapsoCam Plus®, commercially in the European Union and other international markets to support physician review of small bowel capsule endoscopy studies using the CapsoCam Plus® system.
•Anticipate FDA clearance of AI Highlights™ by the end of the third quarter of 2026, with U.S. commercial launch expected shortly thereafter.
•Continued commercial momentum with expanding adoption across large hospital systems and GI networks, including key customer renewals and growing traction with new customers.
•Pipeline continues to advance with CapsoCam Colon™ on track for 510(k) submission in the fourth quarter of 2026, with ongoing enrollment in the CapsoCam UGI clinical study for pancreatic cancer detection.
•Appointed David S. Shields, M.D., to the Board of Directors, effective July 1, 2026.
•Entered into a sales agreement of up to $100 million providing for an at-the-market equity offering program with Cantor.
Management Commentary
"The second quarter marked another important step in the evolution of CapsoVision as we advanced both our commercial execution and product innovation. We were pleased to launch AI Highlights™ internationally, providing physicians in Europe with an AI-assisted workflow solution that complements our CapsoCam Plus® platform and reinforces our long-term vision of integrated, AI-enabled capsule endoscopy," said Johnny Wang, President and Chief Executive Officer of CapsoVision.
"Commercially, we continue to see encouraging momentum across our business. Revenue growth was in line with our expectations, hospital network adoption continues to expand, and we are adding new customers who recognize the value of our panoramic capsule platform. We also continue to hear strong interest from customers awaiting the U.S. launch of AI Highlights™, which we now anticipate following FDA clearance expected this fall. As we look toward the second half of the year, we remain focused on executing against our commercial strategy while advancing our broader product pipeline."
Second Quarter 2026 Financial Results
Total revenue was $3.6 million compared to $3.3 million in the second quarter of 2025. The primary driver for the revenue growth was a 13% increase in the number of CapsoCam Plus capsules sold offset by a period-over-period decrease of approximately 3% in the average selling price.

Gross profit was 1.9 million, an increase of $0.1 million, or 3% compared to the second quarter of 2025. Gross margin was 51%, compared to 55% in the second quarter of 2025. The decrease was due to a pressure on selling prices we have when operating in a highly competitive market and changes the U.S. government made to the trade policies and tariffs at the beginning of the year resulting in an increase in expenses for customs and tariffs.
Operating expenses were $9.5 million, a $3.0 million increase from the second quarter of 2025, driven primarily by expenses associated with the colon pivotal study and other clinical trials, non-recurring engineering services for the Canon development project, expenses for operating as a public company, and stock-based compensation.
Cash and cash equivalents totaled $9.1 million as of June 30, 2026.
Conference Call and Webcast
CapsoVision will host a conference call today, August 13, 2026, at 4:30 p.m. ET to discuss its second quarter financial results. Individuals interested in listening to the conference call may do so by dialing (800) 715-9871 for domestic callers or (646) 307-1963 for international callers and referencing conference ID 9178774, or from the webcast link on the Events page in the investor relations section of the company's website at www.capsovision.com.
To access the replay, please register via the webcast link on the Events page. The webcast will be available for one year following the completion of the call.
About CapsoVision
CapsoVision is a commercial-stage medical technology company focused on developing advanced imaging and AI-enabled solutions to transform the detection and screening of gastrointestinal diseases. Its flagship product, CapsoCam Plus®, is a wire-free, panoramic capsule endoscope that enables high-resolution visualization of the small bowel and supports cloud-based or direct capsule video retrieval. The Company’s next pipeline product, CapsoCam Colon™ with enhanced AI, is designed to enable non-invasive colon imaging and polyp detection. With a proprietary platform targeted to expand across multiple GI indications, including esophageal and pancreatic disorders, CapsoVision is advancing a new era in capsule-based diagnostics. For more information on CapsoVision, please visit www.capsovision.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expected”, “positioned”, “on track”, “anticipate(s)”, “intend(s)”, “plan(s)”, “believe(s)”, “potential”, “will”, “should”, “could”, “would”, “may”, “continue”, “remain”, “advancing”, “approach(ing)”, “planned”, “look forward”, or “target(ed)” and other words of similar meaning. Examples of these forward-looking statements include, but are not limited to, statements concerning possible or assumed future results of operations and financial position, including the Company’s expectations regarding the Company’s product and clinical development efforts, the timing and receipt of regulatory submissions and approvals , the Company’s plans, strategies and timing for its pipeline development (including the anticipated timing of FDA clearance of AI Highlights™ and its subsequent U.S. commercial launch, the continued development and anticipated 510(k) submission for CapsoCam Colon™, and the clinical study for CapsoCam® UGI in pancreatic cancer detection) and the success of the Company’s plans and strategies. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those beyond the Company’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, market conditions (including competition in the capsule endoscopy market), the Company’s financial condition and the availability of cash and financing (including through the Company’s at-the-market equity offering program), the success of the Company’s product and clinical development efforts, the failure to receive regulatory clearance or approval, changes in U.S. trade policies, tariffs or other government regulations that could increase the Company’s costs or affect the Company’s supply chain, and the failure to adapt the Company’s products for new indications. These and other risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s most recent Form 10-K and Form 10-Q. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise these statements, except as required by law.

Investor Relations Contact
Leigh Salvo
New Street Investor Relations
Investors@CapsoVision.com
Media Contact
Leslie Strickler and Paul Spicer
Être Communications
leslies@etrecommunications.com | (804) 240-0807
pauls@etrecommunications.com | (804) 503-9231

CAPSOVISION, INC.
CONDENSED BALANCE SHEETS (UNAUDITED)
(in thousands, except par value and share amounts)

	June 30, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$9,077	$10,112
Accounts receivable, net	2,265	2,498
Inventory	4,704	2,987
Prepaid expenses and other current assets	1,234	1,072
Total current assets	17,280	16,669
Property and equipment, net	562	611
Operating lease right-of-use assets	651	843
Other long-term assets	76	41
TOTAL ASSETS	$18,569	$18,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$475	$1,143
Accrued expenses and other current liabilities	4,101	2,697
Deferred revenue	140	177
Operating lease liabilities – current	442	410
Total current liabilities	5,158	4,427

Operating lease liabilities – long-term	245	477
Total liabilities	5,403	4,904

Commitments and contingencies - Note 8

Stockholders’ Equity
Preferred stock, $0.001 par value: 10,000,000 shares authorized and none issued and outstanding as of June 30, 2026; 10,000,000 shares authorized and none issued and outstanding as of December 31, 2025	—	—
Common stock, $0.001 par value: 300,000,000 shares authorized as of June 30, 2026; 50,032,148 and 46,865,051 issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	50	47
Additional paid-in capital	183,295	168,878
Accumulated deficit	(170,179)	(155,665)
Total stockholders’ equity	13,166	13,260
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,569	$18,164

CAPSOVISION, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)
(in thousands, except share and per-share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025		2026	2025

Net revenue	$3,643	$3,315		$6,435	$6,098

Costs of revenue	1,772	1,504		$3,235	$2,793

Gross profit	1,871	1,811	—	3,200	3,305

OPERATING EXPENSES
Selling and marketing	1,936	1,847		4,027	3,808
Research and development	5,309	3,392		9,744	6,499
General and administrative	2,206	1,223		4,102	3,031
Total operating expenses	9,451	6,462		17,873	13,338

Operating loss	(7,580)	(4,651)		(14,673)	(10,033)

NON-OPERATING INCOME
Interest income, net	82	37		141	43
Other non-operating income (expense), net	17	(11)		18	(10)
Total non-operating income, net	99	26		159	33

Loss before income taxes	(7,481)	(4,625)		(14,514)	(10,000)

Provision for income taxes	—	—		—	—

Net loss and comprehensive loss	$(7,481)	$(4,625)		$(14,514)	$(10,000)

Net loss per share – basic and diluted	$(0.15)	$(2.02)		$(0.30)	$(4.49)

Weighted average common shares outstanding – basic and diluted	49,937,525	2,292,230		48,704,069	2,225,301

CAPSOVISION, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,514)	$(10,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	114	107
Loss on disposal of property and equipment	—	—
Amortization of operating lease right-of-use assets	192	171
Unrealized foreign exchange losses (gains)	15	(158)
Stock-based compensation	911	322
Bad debt expense	—	11
Changes in operating assets and liabilities:
Accounts receivable	245	167
Inventory	(1,717)	(413)
Prepaid expenses and other current assets	(162)	(939)
Other long-term assets	(35)	—
Accounts payable	(685)	408
Accrued expenses and other current liabilities	1,404	1,019
Deferred revenue	(37)	(35)
Operating lease liabilities	(200)	(172)
Net cash used in operating activities	$(14,469)	$(9,512)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(48)	(70)
Net cash used in investing activities	$(48)	$(70)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from promissory note issuance	—	1,000
Proceeds from Private Placement	14,000	—
Payment of Private Placement issuance costs	(600)	—
Payment of constructive dividend	(12)	—
Proceeds from exercises of options on common stock and warrants	121	202
Net cash provided by financing activities	$13,509	$1,202

Net decrease in cash and cash equivalents	(1,008)	(8,380)
Effect of exchange rate changes on cash and cash equivalents	(27)	127
Cash and cash equivalents at beginning of period	10,112	9,319
Cash and cash equivalents at end of period	$9,077	$1,066

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for income taxes	$11	$7